UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 2, 2012, Federal-Mogul Corporation (the “Company”) issued a press release announcing a definitive agreement to purchase the BERU spark plug business from BorgWarner Inc. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Form 8-K, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01. Other Events

As previously reported, the Company’s 2011 annual goodwill assessment resulted in a goodwill impairment charge of $259 million in the fourth quarter of 2011, primarily associated with its friction and brake & chassis product lines. During the second quarter of 2012, the Company continued to be impacted by lower aftermarket volumes in Europe, weak currencies in several foreign markets in which its products are sold, and further product mix shifts in its global aftermarket segment to private label and lower margin products. In response to these market trends, as announced on a Form 8-K filed by the Company on June 29, 2012, the Federal-Mogul Board of directors approved a restructuring plan to reduce or eliminate capacity at several high cost facilities and transfer production to lower cost locations. The restructuring actions, primarily impacting friction manufacturing facilities, began in the second quarter of 2012 and are anticipated to be completed within the next two years. The restructuring is focused on improving profitability and strengthening the competitiveness of the friction product line in response to changing market conditions. In connection with the restructuring, the Company anticipates incurring restructuring and related charges totaling approximately $60 million, and further cash outflows for capital expenditures of an estimated $10 million. As a result of the market conditions noted above and the Company’s corresponding restructuring actions, the goodwill assigned to the friction product line is being evaluated in the second quarter of 2012 and could result in an additional impairment of up to the remaining $91 million of goodwill assigned to that product line.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on July 2, 2012

Certain statements in this Current Report on Form 8-K (including statements regarding the Company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements regarding expenditures and closing activities are forward-looking.

Specifically, all of the charges in this Current Report on Form 8-K are estimates and are therefore subject to change. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the timing of plant closures; separation and severance costs that differ from original estimates because of the timing of employee terminations; amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such property, plant and equipment; and the success of our cost savings and closure activities. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: July 9, 2012	By:	/s/ Brett D. Pynnonen

Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

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